Exhibit 99.1

American Battery Technology Company Announces Steps to Modernize its Corporate Governance and Enhance Board Accountability

Board Approves Amended and Restated Bylaws and Adopts New Corporate Governance Policies

Board to Seek Non-Binding Advisory Vote from Stockholders to Ratify Bylaws

Reno, Nev., Sept. 14, 2022— American Battery Technology Company, (“ABTC”) (OTCQB: ABML), an American critical battery materials company that is commercializing both its primary minerals manufacturing and secondary minerals lithium-ion battery recycling technologies, announced today that the company’s board of directors (the “Board”) approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”) and initiated several new corporate governance policies, including a code of conduct, a related persons transactions policy, and an insider trading policy.

“As we continue our sustainable transition to a commercial manufacturing and operations company within the battery metals industry, the board decided the time is right to enhance our governance procedures and bylaws,” said Elizabeth Lowery, ABTC’s Lead Independent Director and Nominations and Corporate Governance Committee Chair. “We believe these steps will ensure decisions are made in the best interest of all our shareholders and expand engagement opportunities.”

Over the past several years, ABTC has transformed itself into a technology development and commercialization company focused on domestic primary battery metals production and the recycling of lithium-ion batteries for the recovery of battery metals. The company’s prior corporate bylaws and governance policies, adopted more than a decade ago, were more appropriate for the mineral rights acquisition company ABTC was at the time. With the changes reflected in the Amended and Restated Bylaws and the policies, the Board believes ABTC’s updates to its corporate governance structure will be more appropriate for ABTC’s business going forward as a technology development and commercialization firm.

As part of the Amended and Restated Bylaws, the Board approved numerous changes to the governance of the Company in order to provide greater opportunity for stockholder participation, including:

(i)	increasing the quorum required for annual meetings of stockholders to one-third of the shares entitled to vote to match NASDAQ governance requirements;
(ii)	reducing the requirement to remove a director to a majority vote of the outstanding shares; and
(iii)	improving the process to hold special meetings.

The Board believes these changes are in the best interests of all ABTC stockholders, and the Board intends to seek a non-binding, advisory stockholder vote to ratify the Amended and Restated Bylaws at its 2022 annual meeting, expected to be held in the fourth quarter of the 2022 calendar year.

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The American Battery Technology Company’s Amended and Restated Bylaws can be found at www.investors.americanbatterytechnology.com/governance. Additional details about the Amended and Restated Bylaws and new corporate governance policies can be found in today’s 8-K filing.

About American Battery Technology Company

American Battery Technology Company is uniquely positioned to supply low-cost, low-environmental impact, and domestically sourced battery metals through its three divisions: lithium-ion battery recycling, primary battery metal extraction technologies, and primary resources development.

American Battery Technology Company has built a clean technology platform that is used to provide a key source of domestically manufactured critical and strategic battery metals to help meet the near insatiable demand from the electric vehicle, electrical grid storage, and consumer electronics industries. This ESG-principled platform works to create a closed-loop circular economy for battery metals that champions ethical and environmentally sustainable sourcing of critical and strategic materials.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2022. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556

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